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                                                                    EXHIBIT 23.3


                 CONSENT OF LEGG MASON WOOD WALKER, INCORPORATED


We consent to the use of our report dated September 14, 1998, in the Registration Statement on Form S-1 and related Prospectus of Computer Technology Associates, Inc. for the registration of 3,742,602 shares of its common stock.

                                     /s/ Legg Mason Wood Walker, Incorporated

Baltimore, MD
September 25, 1998